UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/16/2011

New Peoples Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-33411

VA	31-1804543
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

67 Commerce Drive
Honaker, VA 24260
(Address of principal executive offices, including zip code)

(276) 873-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On May 10, 2011, the Company filed with the Securities and Exchange Commission ("SEC") a Form 12b-25, Notification of Late Filing, which stated that the Company was unable to complete and file its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011 (the "Form 10-Q") within the time period prescribed by SEC rules. The Company explained that it had undergone a regulatory examination and had appointed a new external auditor, since its previous auditor had declined to stand for reappointment.

The Company and its new external auditor will not be able to complete its preparation and review of the March 31, 2011 Financial Statements in time to file the Form 10-Q within the five-day extension period provided under Rule 12b-25 of the Securities Exchange Act of 1934, as amended. The Company is working diligently to resolve a misunderstanding regarding the application of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 165 dealing with the application of subsequent events. The Company and its current and previous auditors are analyzing, among other things, whether this review will change the results of the quarter ending March 31, 2011 and possibly the prior quarter and year ending December 31, 2010. The Company continues to work with its current and previous auditors to perform necessary reconciliations and related reviews with respect to the March 31, 2011 and possibly December 31, 2010 financial statements. The Company intends to file the required financial statements as soon as this process is completed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Peoples Bankshares, Inc.

Date: May 16, 2011	By:	/s/ C. Todd Asbury
C. Todd Asbury
Executive Vice President and Chief Financial Officer